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                                                                       EXHIBIT 5




                               September 4, 1998


Board of Directors
Splitrock Services, Inc.
8665 New Trails Drive, Suite 200
The Woodlands, Texas 76381

Gentlemen:

          We have acted as counsel to Splitrock Services, Inc. (the "Company") in connection with the Registration Statement on form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the resale of certain warrants (the "Warrants") issued pursuant to a Warrant Agreement between the Company and Bank of Montreal Trust Company, as Warrant Agent, to purchase common stock of the Company, such common stock (the "Shares") and $11,000,000 in aggregate principal amount of 11 3/4% Series B Senior Notes due 2008 issued by the Company (the "Notes") under an Indenture dated as of July 24, 1998 by and between the Company and Bank of Montreal Trust Company, as Trustee.

          We have examined the Warrant Agreement, the global warrant issued under the Warrant Agreement, the Indenture, the global note issued under the Indenture and such statues, corporate records and documents, certificates of corporate and public officials and such other instruments and documents as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

          Based upon the foregoing and subject to the qualifications, assumptions and other statements set forth herein, we are of the opinion that the Warrants have been validly issued and are fully paid and nonassessable, the Shares, when issued pursuant to the terms of the Warrants, will be validly issued, fully paid and nonassessable and the Notes are valid and binding obligations of the company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          The opinion expressed above assumes that the Notes issued under the Indenture have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon exchange for the 11 3/4% Senior Notes due 2008 as provided for therein.

          Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the State of Texas and the United States and the Delaware General Corporation Law,
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Board of Directors
Splitrock Services, Inc.
September 4, 1998
Page 2


and to case decisions reported as of this date under such laws, and to facts known to us on this date, and we do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter.

     The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied. This letter is intended solely for you benefit. Without our prior written consent, the opinions expressed herein may not be published or relied upon by you other than in connection with the Registration Statement, to which we hereby consent, or the transactions contemplated therein, or published or relied upon by any other person in connection with any matter or in any manner whatsoever.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the Firm under the heading
"Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                             Very truly yours,

                                             WINSTEAD SECHREST & MINICK P.C.



                                             By:
                                                --------------------------------
                                                   For the Firm